UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 17, 2013

Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475

Minnetonka, Minnesota 55345

(Address of principal executive offices, including zip code)

(952) 564-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Between December 17, 2013 and December 20, 2013, Wireless Ronin Technologies, Inc. (the “Company”) entered into note and warrant purchase agreements (“Purchase Agreements”) pursuant to which it agreed to sell an aggregate of $1,075,000 in unsecured convertible promissory notes, along with warrants to purchase 1,075,000 shares of the Company’s common stock, in a private placement transaction with certain accredited investors.  The notes mature two years after issuance, require the payment of interest at the rate of 4% per year (payable on maturity), and are convertible, at the holder’s option, into unregistered shares of the Company’s common stock at a conversion price of $0.50 per share.  The warrants are immediately exercisable, expire three years after issuance, have a cashless exercise feature, and may be exercised to purchase unregistered shares of the Company’s common stock at an exercise price of $0.75 per share.  Pursuant to subordination agreements (“Subordination Agreements”) entered into by each investor, the Company and Silicon Valley Bank (the “Bank”), the securities are subordinated to the Company’s obligations to the Bank.  The Company expects to obtain net proceeds at closing of approximately $1,025,000, which the Company plans to use for general corporate purposes, including working capital.

The forms of Purchase Agreement (including the form of Unsecured Convertible Promissory Note and the form of Common Stock Purchase Warrant) and Subordination Agreement used in this private placement are filed as Exhibit 10 to this Current Report on Form 8-K and incorporated by reference in response to this Item 1.01.

ITEM 2.03CREATION OF A DIRECT FINANCIAL OBLIGATION OR AND OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in response to Items 1.01 and 3.02 of this Current Report on Form 8-K regarding our unsecured convertible promissory notes is incorporated by reference in response to this Item 2.03.

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES

Between December 18, 2013 and December 20, 2013, the Company issued an aggregate of $1,075,000 in unsecured convertible promissory notes, along with warrants to purchase an aggregate of 1,075,000 shares of the Company’s common stock, in a private placement transaction with certain accredited investors pursuant to the Purchase Agreements and Subordination Agreements reported in response to Item 1.01 of this Current Report on Form 8-K.

The information set forth in response to Item 1.01 of this Current Report on Form 8-K, including the terms of conversion and exercise of such securities, is incorporated by reference in response to this Item 3.02.

The foregoing issuances were made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.  The certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act. The recipients of such securities received, or had access to, material information concerning the Company, including, but not limited to, the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K, as filed with the SEC. No discount or commission was paid in connection with the issuance of these securities.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d) See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2013	Wireless Ronin Technologies, Inc. By: /s/ Darin P. McAreavey Darin P. McAreavey Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10	Form of Note and Warrant Purchase Agreement (including the form of Unsecured Convertible Promissory Note and the form of Common Stock Purchase Warrant and form of Subordination Agreement).